EXHIBIT 10.35
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                                   NOTE


$3,000                                                Overland Park, Kansas
                                                              April 3, 1995


          FOR VALUE RECEIVED, the undersigned, Richard K. Halford (the "Borrower"), hereby unconditionally promises to pay to the order of AmeriConnect, Inc., or its registered assigns (the "Holder"), at 6750 West 93rd Street, Suite 110, Overland Park, Kansas, 66212, in lawful money of the United States of America and in immediately available funds, the principal amount of THREE THOUSAND DOLLARS ($3,000), together with interest on the principal amount hereof from the date hereof, compounded annually, at the prime rate published from time to time by Citibank, N.A. plus 2% per annum, payable in full on December 31, 1995. Provided, however, that in no event shall the rate of interest exceed the maximum rate of nonusurious interest allowed from time to time by law, as is now or, to the extent allowable by law, as hereinafter may be in effect, to be paid by the Borrower (and to the extent permitted by law, interest on any overdue principal or interest thereon).

          The Borrower may prepay all or any portion of this Note at any time and from time to time without premium or penalty of any kind.

          If any one of the following events (each, an "Event of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise): (i) there should be a default in the payment of principal or interest due hereunder; or (ii) the Borrower fails to perform or observe any term, covenant or agreement contained in the Pledge Agreement, as amended and in effect as of the date hereof, between the Borrower and the Holder (the "Pledge Agreement"), or after the execution and delivery of the Pledge Agreement and prior to its termination in accordance with its terms, the Pledge Agreement ceases, for any reason, to be in full force and effect or the Borrower so asserts or the liens created by the Pledge Agreement cease to be enforceable or to the same effect and priority purported to be created thereby; or (iii) the Borrower or any other person liable hereon should make an assignment for the benefit of creditors; or (iv) attachment or garnishment proceedings are commenced against the Borrower or any other person liable hereon; or (v) a receiver, trustee or liquidator is appointed over or execution levied upon any property of the Borrower; or (vi) proceedings are instituted by or against the Borrower or any other person liable hereon under any bankruptcy, insolvency, reorganization, receivership or other law relating to the relief of debtors from time to time in effect, including without limitation the United States Bankruptcy Code, as amended; then (a) if such Event of Default is an event specified in clauses (v) or (vi) above, this Note shall automatically become immediately due and payable at par together
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with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower, and (b) if such Event of Default is not an event specified in clauses (v) or (vi) above, the registered holder may at its option, by notice in writing to the Borrower, declare this Note to be, and the Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

          All payments made hereunder shall be made in lawful currency of the United States of America by certified or bank cashier's check payable to AmeriConnect, Inc., 6750 West 93rd Street, Suite 110, Overland Park, Kansas, 66212, or at such other place as the registered holder may designate in writing. All payments made hereunder, whether a scheduled installment, prepayment, or payment as a result of acceleration, shall be allocated first to costs and expenses of the registered holder resulting from collection efforts with respect to this Note, second to accrued but unpaid interest, and third to installments of principal remaining outstanding hereunder, first to principal amounts overdue then to principal amounts currently due and then to installments of principal due in the future in the inverse order of their maturity.

          The Borrower agrees to pay all reasonable costs of collection, including attorneys' fees, paid or incurred by the registered holder in enforcing this Note on default or the rights and remedies herein provided.

          This Note is secured as provided in the Pledge Agreement.

          The Borrower, for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

          No delay or failure by the registered holder in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and privileges provided for hereunder are cumulative and not exclusive. The delay or failure to exercise any right hereunder shall not waive such right.
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          The registered holder may sell, assign, pledge or otherwise transfer all or any portion of his interest in this Note at any time or from time to time without prior notice to or consent of and without releasing any party liable or becoming liable hereon.

          By executing this Note the Borrower represents to the registered holder that he is duly authorized and empowered to execute and deliver this Note and that this Note constitutes the legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS.

          IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered at the place specified above and as of the date first written above.


                              BORROWER



                              /s/ Richard K. Halford
                              Richard K. Halford